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                                                                    EXHIBIT 99.2

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of December 22, 1998 among BankAmerica Corporation, a Delaware corporation ("Parent"), BAMS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Corp."), and BA Merchant Services, Inc., a Delaware corporation (the "Company").

                                   RECITALS


     WHEREAS, on the date of this Merger Agreement, Parent has represented to the Company that it is directly or indirectly the beneficial owner of 32,400,000 shares of Class B common stock, par value $.01 per share ("Class B Common Stock"), of the Company (collectively, the "Control Shares");

     WHEREAS, the Board of Directors of the Company, based upon the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), the Board of Directors of Parent and the Board of Directors of Acquisition Corp. deem it advisable and in the best interests of their respective stockholders to consummate, and have unanimously adopted resolutions approving, the merger of Acquisition Corp. with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger");

     WHEREAS, Parent has adopted this Merger Agreement and approved the Merger as the sole stockholder of Acquisition Corp.; and

     WHEREAS, the Board of Directors of the Company has directed that this Merger Agreement be submitted to a vote of its stockholders;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2), Acquisition Corp. shall be merged with and into the Company, with the Company continuing as the surviving corporation, and the separate existence of Acquisition Corp. shall cease. Acquisition Corp. and the Company are sometimes referred to as the "Constituent Corporations" and the Company is sometimes referred to as the "Surviving Corporation." The Merger shall have the effects set forth in Section 251 of the Delaware General Corporation Law (the "DGCL").

     SECTION 1.2 Effective Time of the Merger. Subject to the provisions of this Merger Agreement, at the Closing (as defined in Section 1.3) a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and verified by the Company and immediately thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective as of the date and time specified in the Certificate of Merger (such date and time, the "Effective Time").

     SECTION 1.3 Closing. Promptly following the satisfaction or waiver of the conditions set forth in Article VII hereof and prior to the filing of the Certificate of Merger, a closing (the "Closing") will take place for the purpose of confirming the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof,
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at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San
Francisco, California 94104, unless another place is agreed to by the parties. The date and time of the Closing is referred to as the "Closing Date."

     SECTION 1.4  Certificate of Incorporation; Bylaws.

     (a) The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall, at the Effective Time, be amended to read in its entirety as set forth in Exhibit A hereto.

     (b) Subject to Section 6.9, the Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, the Certificate of Incorporation, Section 6.9 and applicable laws.

     SECTION 1.5 Succession. At the Effective Time, the separate existence of Acquisition Corp. shall cease, and the Company shall become entitled to all the rights, privileges, powers and franchises of a public and private nature, and be subject to all the obligations, duties, restrictions and disabilities of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate vested, by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Acquisition Corp. shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceedings pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. To the extent permitted by law, all corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Acquisition Corp., its stockholder, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Acquisition Corp. The employees and agents of Acquisition Corp. shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Acquisition Corp.

     SECTION 1.6  Directors and Officers of the Surviving Corporation.

     (a) The directors of the Company at the Effective Time shall be those individuals designated by Parent prior to the Closing Date, until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     (b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     (c)  (i)   Parent may at any time change the method of effecting the
transactions contemplated hereby if and to the extent that Parent deems such a change to be reasonably desirable; provided, however, that no such change shall
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(A) alter or change the amount or kind of consideration to be received by the holders of the Class A Common Stock (as defined in Section 3.2) as provided for in this Merger Agreement or cause other adverse or potentially adverse consequences for any such stockholders or any Indemnified Persons (as defined in Section 6.9) or any holder of Company Options (as defined in Section 2.3) relative to the consequences provided for in this Merger Agreement; (B) cause a delay in the consummation of the transactions contemplated by this Merger

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Agreement or cause any decrease in the probability that the transactions contemplated hereby shall be consummated; or (C) take the form of an asset purchase agreement.

          (ii) To facilitate the Merger, the Company will execute such additional agreements and documents, including any amendment to this Merger Agreement required in order to effectuate any change provided for in subsection
(i) of this Section 1.6(c), and take such other actions as Parent reasonably determines necessary or appropriate.

                                  ARTICLE II

           CONVERSION AND EXCHANGE OF SECURITIES; DISSENTERS' SHARES

     SECTION 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof: (a) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and be converted into, and become the right to receive: (i) in the case of such shares other than Dissenting Shares (as defined in Section 2.4), a cash payment equal to $20.50 (the "Merger Consideration"), without interest; and (ii) in the case of Dissenting Shares, the consideration set forth in Section 2.4; (b) all of the Control Shares issued and outstanding immediately prior to the Effective Time shall in the aggregate be converted into, and become the right to receive, 100 shares of common stock of the Surviving Corporation; and (c) each share of capital stock of Acquisition Corp., issued and outstanding immediately prior to the Effective Time, shall be canceled and extinguished and no consideration shall be paid therefor.

     SECTION 2.2  Exchange of Certificates.

     (a) From and after the Effective Time, ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") shall act as exchange agent in effecting the exchange of the Merger Consideration for certificates representing shares of Class A Common Stock entitled to payment pursuant to Section 2.1(a)(i) (the "Certificates").

     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in surrendering Certificates and receiving the Merger Consideration therefor. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be unconditionally entitled to receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of shares of Class A Common Stock formerly represented by such Certificate, and such Certificate shall be canceled. Until so surrendered, each such Certificate shall represent solely the right to receive, upon compliance with the conditions set forth in this subsection 2.2(b), an amount equal to the Merger Consideration multiplied by the number of shares of Class A Common Stock formerly represented by such Certificate. No interest shall be paid or accrue on the Merger Consideration payable upon the surrender of the Certificates. If any Merger Consideration is to be paid to a person (the "Payee") other than the person in whose name the Certificate surrendered in exchange therefor is registered (the "Record Holder"), such Certificate shall be accompanied by all documents required to evidence and effect the transfer of the rights represented by such Certificate from the Record Holder to the Payee, and it shall be a condition to such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to the Payee, or that such person shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Class A Common Stock for any Merger Consideration properly delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (c) Promptly following the date which is 360 days after the Effective Time, the Exchange Agent's duties shall terminate, and any funds deposited with the Exchange Agent that remain unclaimed by holders of Certificates shall be paid to the Surviving Corporation upon demand. Thereafter, each holder of a Certificate may surrender

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such Certificate to the Surviving Corporation along with the applicable letter of transmittal and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of shares of Class A Common Stock formerly represented by such Certificate, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock (as defined in Section 3.2). If, after the Effective Time, Certificates (other than Certificates relating to the Control Shares) are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration, as provided herein, subject to applicable law in the case of Dissenting Shares.

     SECTION 2.3 Options and Restricted Stock. (a) As soon as practicable following the date of this Merger Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company's Long-Term Incentive Plan and Non-Employee Director Stock Plan (collectively, the "Stock Plans")) shall adopt such resolutions or take such other actions as are required to provide for the cancellation of all outstanding options issued under the Stock Plans ("Company Options") upon the Effective Time, in exchange for a cash payment of an amount equal to (i) the excess, if any, of (x) the Merger Consideration per share over (y) the exercise price per share of such Company Option, multiplied by (ii) the number of shares of Class A Common Stock subject to such Company Option for which such Company Option shall not theretofore have been exercised, whether or not then vested and exercisable. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to (A) obtain any consents from holders of Company Options, and (B) make any amendments to the terms of such options that are necessary to give effect to the transactions contemplated by this Section 2.3(a); provided, however, that the
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failure by the Company to obtain any such consents specified in the preceding clause (A) or to make any amendments specified in the preceding clause (B) or the failure of the Company's Board of Directors to take any action referred to in this Section 2.3 shall not give rise to a right of termination by Parent or Acquisition Corp. under any provision of this Merger Agreement or result in the failure of the condition set forth in Section 7.2(a) or any other condition to Parent's or Acquisition Corp.'s obligation to consummate the transactions contemplated by this Merger Agreement. Notwithstanding any other provision of this Section 2.3(a), payment may be withheld in respect of any Company Option until necessary consents are obtained.

     (b) Each outstanding share of unvested restricted Class A Common Stock issued pursuant to a Stock Plan (each, a "Restricted Share") shall, immediately prior to the Effective Time, be canceled and be converted into, and become the right to receive, the Merger Consideration in accordance with Section 2.1. Notwithstanding the foregoing, the amount otherwise payable to certain senior executive officers of the Company pursuant to this Section 2.3(b) shall be distributed to such officers on a deferred basis, payable to each such executive officer in accordance with such officer's originally scheduled release dates for the Restricted Shares and otherwise, including as to acceleration of vesting events, in accordance with the provisions of the BankAmerica Corporation Restricted Stock Retention Grant Program. Pending such distribution, such deferred amounts shall bear an agreed rate of return.

     (c) All amounts payable pursuant to this Section 2.3 shall be subject to any required withholding of taxes and, except as provided in Section 2.3(b), shall be paid without interest.

     (d) The Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such actions as are required to terminate the Stock Plans as of the Effective Time, to delete as of the Effective Time the provision in any other benefit plan of the Company providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company and to ensure that following the Effective Time no holder of a Company Option or any participant in any Stock Plan or other Company benefit plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     SECTION 2.4 Dissenters' Rights. Notwithstanding anything in this Merger Agreement to the contrary, shares of Class A Common Stock which are issued and outstanding immediately prior to the Effective Time and

                                      -4-
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which are held by stockholders that have not voted such shares in favor of the
Merger and have delivered a written demand for the appraisal of such shares in the manner provided in the DGCL (such shares, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration and the holders thereof shall only be entitled to such rights as are granted by
Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have
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failed to establish that such holder is entitled to appraisal rights as provided in Section 262 of the DGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn the demand for appraisal of such shares or lost the right to appraisal and payment of such shares under Section 262 of the DGCL, or (iii) if neither the Surviving Corporation nor such holder of Dissenting Shares shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder's or holders' (as the case may be) shares of Class A Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the Merger Consideration, without interest thereon, as provided in Section 2.1 hereof.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of Parent and Acquisition Corp. as follows:

     SECTION 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a Company Material Adverse Effect (as defined in Section 9.9). The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing individually or in the aggregate would not have a Company Material Adverse Effect.

     SECTION 3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 200,000,000 shares of Class A common stock, par value $.01 per share ("Class A Common Stock" and, collectively with the Class B Common Stock, the "Common Stock"), of which, as of the date hereof, 16,267,110 shares were issued and outstanding and no shares were held in treasury; (ii) 50,000,000 shares of Class B Common Stock, of which, as of the date hereof, 32,400,000 shares were issued and outstanding and no shares were held in treasury; and (iii) 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding and no shares are held in treasury. As of the date hereof, 1,608,454 shares of Class A Common Stock were reserved for issuance upon exercise of outstanding Company Options and payments of other outstanding awards pursuant to the Stock Plans. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the exercise of Company Options or other outstanding awards or the conversion of outstanding shares of Class B Common Stock will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. Except as set forth above and except for shares of Class A Common Stock issued upon the exercise of Company Options, and except pursuant to the provisions of this Merger Agreement, as of the date hereof there is no (i) share of capital stock of the Company issued and outstanding or (ii) option, warrant, call, subscription or other right, agreement or commitment of any character (a) relating to the issued or unissued capital stock of the Company to which the Company is a party (other than the Company Options) (b) obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any share of capital stock of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There is no outstanding obligation of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except pursuant to this Merger Agreement, there is no voting trust or other agreement or understanding to which the Company is a party or by which it is bound with respect to the voting of the capital

                                      -5-
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stock of the Company. Except for that certain Registration Rights Agreement, dated as of December 3, 1996 among the Company, the Bank and Bank of America N.W., National Association, there are no agreements obligating the Company to register any of its shares of capital stock under the Securities Act.

     SECTION 3.3 Authority. The Company has the requisite corporate power and corporate authority to execute and deliver this Merger Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Merger Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement or to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of the Merger Agreement by the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation). This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.4 Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and state securities or blue sky laws, and the delivery of the Certificate of Merger to the Secretary of State of the State of Delaware for filing as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any United States federal or state court or tribunal or United States administrative, governmental or regulatory body, agency or authority (each, a "Governmental Entity") is required to be made or obtained by the Company on or before the Closing Date for the execution and delivery by the Company of this Merger Agreement or for the consummation by the Company of the Merger, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect.

     SECTION 3.5 Information. None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 6.1) and (ii) any other document (the "Other Filings") to be filed with the Securities and Exchange Commission (the "SEC") or any regulatory agency by Parent, Acquisition Corp. or the Company in connection with the transactions contemplated by this Merger Agreement, at the respective times filed with the SEC or such other regulatory agency and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders and at the time of the Stockholders' Meeting (as defined in Section 6.3), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Acquisition Corp. specifically for inclusion or incorporation by reference in the Proxy Statement.

     SECTION 3.6 Opinion of Financial Advisor. The Special Committee and the Board of Directors of the Company (at meetings duly called and held) each have determined as of the date hereof that the Merger is fair to and in the best interests of the holders (other than Parent and its Affiliates (as defined in Section 9.9)) of Class A Common Stock. The Special Committee has received the opinion, dated the date hereof, of Credit Suisse First Boston Corporation (the "Financial Advisor"), the Special Committee's financial advisor, substantially to the effect that the consideration to be received in the Merger by the holders (other than Parent and its Affiliates) of Class A Common Stock is fair to such holders from a financial point of view.

     SECTION 3.7 Brokers. No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company.

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     SECTION 3.8   State Takeover Statutes. The provisions of Section 203 of the
DGCL are not applicable to the transactions contemplated hereby by virtue of the provisions of Article Fifth of the Company's Certificate of Incorporation. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Merger Agreement and the transactions contemplated hereby.

     SECTION 3.9 Compliance with Laws. (a) Except as set forth in Schedule 3.9(a), to the best of the Company's knowledge, the Company is in compliance with all laws, rules, regulations, policies and guidelines of regulatory agencies, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business (including, without limitation, all federal and state securities laws) and with its internal policies and procedures, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

     (b) Except as set forth in Schedule 3.9(b), the Company has not received any notification or communication from any agency or department of any United States federal, state or local government, including, without limitation, the SEC and the New York Stock Exchange and the staffs thereof (collectively, the "Regulatory Authorities"), (i) asserting that the Company is not in compliance with any of the statutes, regulations or ordinances which such agency, department or Regulatory Authority enforces, or the internal policies and procedures of the Company, unless such noncompliance would not have a Company Material Adverse Effect, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Company, (iii) requiring or threatening to require the Company to, or indicating that the Company may be required to, enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of the Company, unless such restriction or limitation other than with respect to a cease and desist order would not have a Company Material Adverse Effect, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material respect the operations of the Company (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

     (c) The Company has not consented to or entered into any Regulatory Agreement.

     SECTION 3.10 Stock Plans. Prior to the execution and delivery of this Merger Agreement, the Company has delivered to Parent true and correct copies of all of the Stock Plans currently adopted by, maintained by or sponsored in whole or in part by, the Company for the benefit of any employee of the Company or under which any employee of the Company is eligible to participate. Set forth in Schedule 3.10 is a list of the number of shares covered by, exercise prices for, and holders of, all stock options or shares of restricted Class A Common Stock granted under the Stock Plans as of December 10, 1998. All of such grants of options or restricted Class A Common Stock have been made in accordance with the terms of the Stock Plans. Since December 10, 1998, the Company has not granted any awards of stock options or awards of shares of restricted Class A Common Stock under the Stock Plans.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND ACQUISITION CORP.

     Parent and Acquisition Corp. represent and warrant to the Company as follows:

     SECTION 4.1 Organization. Each of Parent and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries (as defined in Section 9.9) taken as a whole. Each of Parent and Acquisition Corp. is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such

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qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing individually or in the aggregate would not have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     As of the date hereof, the authorized capital stock of Acquisition Corp. consists of 100 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and owned by Parent.

     SECTION 4.2 Authority. Each of Parent and Acquisition Corp. has the requisite corporate power and corporate authority to execute and deliver this Merger Agreement and to carry out its obligations hereunder. The execution, delivery and performance by each of Parent and Acquisition Corp. of this Merger Agreement and the consummation by each of Parent and Acquisition Corp. of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Corp. (including by Parent as the sole stockholder of Acquisition Corp.), and no other corporate proceedings on the part of Parent or Acquisition Corp. are necessary to authorize this Merger Agreement or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by each of Parent and Acquisition Corp. and constitutes a valid and binding obligation of each of Parent and Acquisition Corp., enforceable against them in accordance with its terms.

     SECTION 4.3 Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act and state securities or blue sky laws, and the delivery of the Certificate of Merger to the Secretary of State of the State of Delaware for filing as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is required to be made or obtained by Parent or any Affiliate (other than the Company) on or before the Closing Date for the execution and delivery by Parent and Acquisition Corp. of this Merger Agreement or for the consummation by Parent and Acquisition Corp. of the Merger, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     SECTION 4.4 Information. None of the information supplied by Parent or Acquisition Corp. specifically for inclusion or incorporation by reference in the Proxy Statement and the Other Filings, at the respective times filed with the SEC or such other regulatory agency and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders and at the time of the Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.5 Interim Operations of Acquisition Corp. Acquisition Corp. was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     SECTION 4.6 Brokers. No broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission payable by Parent in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries (other than the Company).

     SECTION 4.7 Class B Common Stock. Parent is directly or indirectly the beneficial owner of, and has (and as of the record date for persons entitled to notice of, and to vote at, the Stockholders' Meeting, will have) the unrestricted right to vote or cause its Affiliates to vote, all of the outstanding shares of Class B Common Stock.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 Conduct of Business by the Company Pending the Merger. From the date of this Merger Agreement through the earlier of the Effective Time or the termination of this Merger Agreement, the Company agrees as follows (except as expressly contemplated or permitted by this Merger Agreement, including
Section 6.10, or to the extent that Parent otherwise shall consent in writing):

          (a) The Company will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its current business organizations, maintain in effect all Company Permits (as defined in Section 9.9), keep available the services of its current officers and employees and preserve its advantageous relationships with customers, suppliers and others having business dealings with it.

          (b) The Company will not, nor will it take any action to formally propose to, (i) declare, set aside or pay any dividend on or make any other distribution in respect of any of its capital stock, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) except pursuant to a Stock Plan, repurchase, redeem or otherwise acquire, any shares of capital stock or voting debt or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, shares of capital stock or voting debt of the Company.

          (c) The Company will not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, or convertible securities, other than the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock or the exercise of Company Options or stock grants pursuant to the Stock Plans, in each case outstanding on the date of this Merger Agreement and in accordance with their current terms.

          (d) The Company will not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise (except in the ordinary course of business) acquire or agree to acquire any assets, in each case that are material individually or in the aggregate to the Company.

          (e) The Company will not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets that are material individually or in the aggregate to the Company, other than in the ordinary course of business consistent with past practice.

          (f) The Company will not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debts or other obligations of others or assume or otherwise become liable for any debts or other obligations of others, other than in each case in the ordinary course of business consistent with past practice (which shall be deemed to include the renewal of the Company's line of credit with Bank of America National Trust and Savings Association).

          (g) The Company will not make any material change in any of the accounting principles or practices used by it except as required by the SEC, the Financial Accounting Standards Board or any other legal or regulatory requirement applicable to the Company.

          (h) The Company will not (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors, officers, employees or independent contractors or (y) except for normal increases in the ordinary course of business consistent with past practice that in the aggregate do not result in a material increase in benefit or compensation expense to the Company, increase in any manner the compensation or benefits (including severance benefits) of any director, officer, employee or independent contractor or pay any benefit not required by any plan and arrangement as in effect at the date hereof (including the granting of stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (i) The Company will not take any action that would, or would be reasonably likely to, result in any of the Company's representations and warranties set forth in this Merger Agreement not being true in all respects such that any of the conditions to the Merger set forth in Article VII shall not be satisfied or agree to take any of the actions specified in this Section 5.1(i).

          (j) The Company shall not pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

          (k) Except in the ordinary course of business consistent with past practice or as required by the terms of this Merger Agreement, the Company shall not modify, amend or terminate any material contract, lease or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder. Without the prior written consent of Parent, the Company shall not enter into any contract, agreement or arrangement other than in the ordinary course of business or which involves the payment by the Company of more than $500,000 per annum.

          (l) The Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Preparation of the Proxy Statement and Schedule 13E-3. The parties will promptly prepare and file with the SEC a proxy statement in connection with the vote of the Company's stockholders with respect to the Merger (the "Proxy Statement") and a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") as required under the Exchange Act in connection with the Merger. Each of the Company and Parent will furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement and the Schedule 13E-3 for inclusion in the Proxy Statement and the Schedule 13E-3.

     SECTION 6.2 Access to Information. During the period prior to the first to occur of the Effective Time or the termination of this Merger Agreement, (i) upon reasonable notice, the Company will afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during normal business hours, to all its properties, books, contracts, commitments and records, and (ii) the Company will furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Federal securities laws and (b) all other information concerning its business, properties and personnel as Parent reasonably may request; provided,
                                                                     --------
however,  that the Company shall not be required to permit any access, or to
-------
furnish any information, that in the reasonable judgment of the Special Committee, after consultation with counsel to the Special Committee, would jeopardize protections afforded the Company or the Special Committee under the attorney-client privilege or the attorney work product doctrine.

     SECTION 6.3 Stockholders' Meeting. The Company will call a meeting of its stockholders (the "Stockholders' Meeting") to be held as promptly as practicable for the purpose of voting upon the Merger Agreement and shall submit the Merger Agreement to its stockholders for a vote at such Stockholders' Meeting. The Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld), postpone or adjourn the Stockholders' Meeting unless this Merger Agreement shall be terminated prior to the date thereof. The Company, through its Board of Directors, subject to the fiduciary duties of the Board of Directors of the Company or the Special Committee after consultation with counsel, will recommend approval of the Merger Agreement to the Company's stockholders; provided, however, that at any time at or prior to
                            --------  -------
the Stockholders' Meeting either the Special Committee or the Board of Directors of the Company (or both the Board of Directors and the Special Committee) may revoke, modify or qualify its recommendation with respect to the Merger Agreement if the Board of Directors of the Company or the Special Committee determines in good faith (after consultation with legal counsel) that failure to revoke, modify or qualify such recommendation would create a material risk of liability for breach of its fiduciary duties. At the Stockholders' Meeting (and at any adjournment or postponement thereof), Parent will vote or cause to be voted in favor of approval and adoption of the Merger Agreement and approval of the Merger all of the outstanding shares of Class B Common Stock; provided,
                                                                  --------
however, that if such recommendation of the Special Committee is revoked,
-------
modified or qualified in a manner adverse to Parent, Parent may, but shall not be obligated to, cause such shares to be so voted.

     SECTION 6.4 Legal Requirements to Merger. Each of the Company, Parent and Acquisition Corp. will take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger and will cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Acquisition Corp. will, and will cause any of its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, Acquisition Corp., or any Affiliate thereof, or the Company in connection with the Merger.

     SECTION 6.5 Additional Agreements; Commercially Reasonable Efforts. Subject to the terms and conditions of this Merger Agreement, each of the parties will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, subject to the appropriate vote of stockholders of the Company described in Section 6.3, including cooperating (to the extent reasonable) with the other parties and providing all relevant information. If after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party will take all such necessary action.

     SECTION 6.6 Expenses. Whether or not the Merger is consummated, but subject to Section 6.10, all costs and expenses incurred in connection with this Merger Agreement and solely and directly related to the transactions contemplated hereby will be paid by the party that incurred such costs and expenses; provided, however, that the printing and mailing costs associated with
          --------  -------
the Proxy Statement and the Schedule 13E-3 will be paid by Parent; provided
                                                                   --------
further, however, that costs and expenses incurred by or on behalf of an
-------  -------
individual stockholder (or a group of stockholders) shall not be treated as solely and directly related to the transactions contemplated hereby; provided
                                                                     --------
further, that if this Merger Agreement shall have been terminated pursuant to
-------
Section 8.1 as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Merger Agreement, such breaching party will pay the costs and expenses incurred by the other parties in connection with this Merger Agreement.

     SECTION 6.7 Acquisition Proposals. The Company shall not, and shall use its reasonable best efforts to cause its officers, directors and employees and any investment banker, attorney, accountant or other agent retained by it not to
(i) initiate, knowingly encourage or solicit, directly or indirectly, the making of any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the business and properties or capital stock of the Company, whether by merger, purchase of securities or assets, tender offer or otherwise (an "Acquisition Transaction"), or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Proposal. Notwithstanding the foregoing, the Company may (x) furnish or cause to be furnished information subject to a confidentiality agreement in a form substantially similar to that previously executed by Parent and (y) in response to an Acquisition Proposal, issue a communication to its security holders of the type contemplated by Rule 14d-9(e) or 14e-2 under the Exchange Act or otherwise communicate the Board of Director's position with respect to such Acquisition Proposal to the stockholders of the Company. In the event that the Company receives an Acquisition Proposal, it shall promptly inform Parent as to the material terms thereof.

     SECTION 6.8 Public Statements. The parties will consult with each other prior to issuing any public announcement with respect to this Merger Agreement or the transactions contemplated hereby and will not issue any such public announcement prior to such consultation, except that any party may issue such a public announcement prior to such consultation if and to the extent required by law or any listing agreement with a national securities exchange, in which case such party will use its commercially reasonable efforts to consult with the other parties prior to issuing such public announcement.

     SECTION 6.9  Indemnification and Insurance.

          (a) For a period of six years from the Effective Time, the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Merger Agreement in favor of the current and former directors and executive officers of the Company (each such current or former director or executive officer being referred to in this Merger Agreement as an "Indemnified Person") as provided in the Company's Certificate of Incorporation and Bylaws or otherwise, in each case in effect on the date of this Merger Agreement and (ii) the Surviving Corporation will not take any action to: (i) amend the Certificate of Incorporation or Bylaws of the Surviving Corporation to reduce or limit the rights of indemnity afforded to any Indemnified Person; (ii) restrict the ability of the Surviving Corporation to indemnify any Indemnified Person; or (iii) hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify.

          (b) For a period of six years from the Effective Time, the Surviving Corporation will indemnify to the fullest extent possible under its Certificate of Incorporation, its Bylaws and applicable law each Indemnified Person against all losses, damages, liabilities or claims made against such Indemnified Person arising from such Indemnified Person's service in such capacity prior to and including the Effective Time, which indemnity shall be not less favorable in any respect than that currently available pursuant to the Company's Certificate of Incorporation and Bylaws.

          (c) Should any claim or claims be made against any Indemnified Person, arising from his or her services as such, the provisions of this
     Section 6.9 respecting the Certificate of Incorporation and Bylaws will continue in effect until the final disposition of all such claims.

          (d)  Without limiting the provisions of paragraphs (a) through (c) or
     (e) through (g) of this Section 6.9, for a period of six years from the Effective Time, Parent shall, to the extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against and from any costs, fees and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any lawsuit, court action or other court proceeding, claim, or investigation, whether civil, criminal, administrative or investigative (each, a "Legal Proceeding"), to the extent such Legal Proceeding arises out of or pertains to (1) any action or omission or alleged action or omission in his or her capacity as a director or executive officer, or as employee or agent, of the Company (regardless of whether such action or omission, or alleged action or omission, occurred prior to the Effective Time) or (2) any of the transactions contemplated by this Merger Agreement; provided, however, that
                                                         --------  -------
     if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 6.9(d), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved; provided further,
                                                            ----------------
     however, that the obligations of Parent to advance any costs incurred in
     --------
     connection with a Legal Proceeding in advance of any disposition of such Legal Proceeding shall be required to be made only upon delivery to Parent by the Indemnified Person of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to indemnification hereunder. Notwithstanding anything to the contrary contained in this Merger Agreement, Parent agrees that it will not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Legal Proceeding for which indemnification may be sought under this Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. The amount of any cost, fee, expense, judgment, fine, loss, claim, liability and amount paid in settlement for which indemnification is provided under this Section 6.9(d) shall be net of any amounts recovered or recoverable therefor by any Indemnified Party under any applicable insurance policies or otherwise.

          (e) For a period of six years from the Effective Time, the Surviving Corporation (or Parent on its behalf) will cause to be maintained in effect, at no expense to the beneficiaries thereof, directors' and officers' liability insurance providing at least the same coverage with respect to the Company's officers and directors as the policies, if any, maintained from time to time by or on behalf of Parent with respect to its officers and directors (or, if broader in scope, the policies maintained by the Company as of the date of this Merger Agreement); provided, however,
                                                           --------  -------
     that (i) the aggregate annual premium payable therefor shall not exceed 150% of the aggregate annual premium payable for such directors' and officers' liability insurance policies as are currently in effect, and (ii) if the aggregate annual premium of such insurance coverage exceeds the amount referred to in clause (i) of this sentence, Parent shall be obligated to obtain a policy with the broadest coverage available for a cost not exceeding such amount. In the event any claim is made against the current or former directors or officers of the Company that is covered or potentially covered by, insurance, the Surviving Corporation and Parent will do nothing that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim.

          (f) If the Surviving Corporation or any of its successors or assigns or Parent or any of its successors and assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall assume the obligations of the Surviving Corporation set forth in this Section 6.9.

          (g) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs and representatives.

     SECTION 6.10 Taiwan Business. It is agreed that the assets and business of the Company located in the Republic of China (the "Taiwan Business") may, at the election of Parent, be included within certain assets and businesses of Parent or its Affiliates which may be the subject of divestitures by Parent or its Affiliates after the date of this Merger Agreement. Parent agrees to consult with the Company in connection with such divestitures. It is further agreed that the Company shall be entitled to receive its allocable proportion of the consideration received by Parent and its Affiliates for such Asian assets and businesses, of which the Taiwan Business shall be a part, such allocation to be determined in good faith by Parent. In the event that this Merger Agreement shall be terminated for any reason and prior to or thereafter the divestiture of the Taiwan Business shall be consummated on terms which result in the consideration therefor receivable hereunder by the Company being less than the market value of the securities of the Company issued in connection with the acquisition thereof, determined in the manner consistent with the valuation used at the time of such acquisitions, Parent shall promptly pay to the Company the difference between such market value and the consideration therefor receivable.

                                  ARTICLE VII

                                  CONDITIONS

     SECTION 7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of Parent, Acquisition Corp. and the Company to effect the Merger and of each party to satisfy its obligations hereunder shall be subject to the satisfaction or, where permissible, waiver at or prior to the Effective Time of the following conditions:

          (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any U.S. federal or state court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the Merger.

     SECTION 7.2 Conditions to Obligations of Parent and Acquisition Corp. The obligations of Acquisition Corp. to effect the Merger and of Parent and Acquisition Corp. to satisfy their respective obligations hereunder are subject to the satisfaction of the following conditions unless waived by Parent and Acquisition Corp.:

          (a) The representations and warranties of the Company set forth in this Merger Agreement shall be true and correct in all respects as of the date of this Merger Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Merger Agreement; provided, however, that
                                                      -------- -------
     for purposes of determining under this Section 7.2(a) whether such representations and warranties are true and correct, (i) no effect shall be given to any qualifications or exceptions contained in such representations and warranties concerning "materiality" or "Company Material Adverse Effect", and (ii) such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct (giving effect to clause (i) hereof), individually or in the aggregate, would have or would be reasonably likely to have a Company Material Adverse Effect. The Company shall have performed in all respects all obligations required to be performed by it under this Merger Agreement at or prior to the Closing Date unless the failure of such obligations to be performed, individually or in the aggregate, would not have or would not be reasonably likely to have a Company Material Adverse Effect or to have a material adverse effect on the economic consequences to Parent of the transactions contemplated hereby. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or an executive vice president of the Company to the foregoing effect.

     SECTION 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and to satisfy its obligations hereunder is subject to the satisfaction of the following conditions unless waived by the
Company:

          (a) The representations and warranties of Parent and Acquisition Corp. set forth in this Merger Agreement shall be true and correct in all respects as of the date of this Merger Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Merger Agreement; provided,
                                                                --------
     however, that for purposes of determining under this Section 7.3(a) whether
     -------
     such representations and warranties are true and correct, (i) no effect shall be given to any qualifications or exceptions contained in such representations and warranties concerning "materiality" or "material adverse effect", and (ii) such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct (giving effect to clause (i) hereof), individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on Parent and Acquisition Corp. Parent and Acquisition Corp. shall have performed in all respects all obligations required to be performed by them under this Merger Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or an executive vice president of Parent to the foregoing effect.

          (b) All material consents and approvals of Governmental Entities necessary for consummation of the Merger shall have been obtained.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     SECTION 8.1 Termination. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the stockholders of the Company:

          (a) by mutual written consent of Parent, Acquisition Corp. and the Company;

          (b) by Parent or Acquisition Corp. if there exists any breach of any representation, warranty, covenant or agreement of the Company set forth in this Merger Agreement such that the condition set forth in Section 7.2(a) would not be satisfied as of the time of the expiration of the cure period with respect to such breach, which breach shall not have been cured prior to the earlier of (x) 30 days following written notice from Parent to the Company of such breach and (y) the Outside Date (as defined below); provided, however, that Parent shall not be permitted to terminate this
     --------  -------
     Merger Agreement pursuant to this Section 8.1(b) if Parent shall have materially breached any provision of this Merger Agreement;

          (c) by the Company if there exists any breach of any representation, warranty, covenant or agreement of Parent or Acquisition Corp. set forth in this Merger Agreement, which breach shall not have been cured prior to the earlier of (x) 30 days following written notice from the Company to Parent of such breach and (y) the Outside Date; provided, however, that the
                                              --------  -------
     Company shall not be permitted to terminate this Merger Agreement pursuant to this Section 8.1(c) if the Company shall have materially breached any provision of this Merger Agreement;

          (d) by either Parent, Acquisition Corp. or the Company if any permanent injunction or other order of a United States federal or state court or other competent Governmental Entity preventing the consummation of the Merger shall have become final and non-appealable;

          (e) by either Parent, Acquisition Corp. or the Company if the Merger shall not have been consummated before April 30, 1999 (the "Outside Date"); provided, however, that the right to terminate this Merger Agreement under
     --------  -------
     this Section 8.1(e) will not be available to any party whose breach of its representations and warranties in this Merger Agreement or whose failure to perform any of its covenants and agreements under this Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (f) by Parent if the Special Committee shall not have recommended in the Proxy Statement that the Company's stockholders approve this Merger Agreement and the Merger, or if the Special Committee shall have subsequently revoked or modified in a manner adverse to Parent or qualified in a manner adverse to Parent, its recommendation in favor of the adoption and approval of this Merger Agreement or the approval of the Merger; or

          (g) by the Company if the Merger shall not have been approved by the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Stockholders' Meeting.

     SECTION 8.2 Effect of Termination. In the event of a termination of this Merger Agreement by either Parent, Acquisition Corp. or the Company as provided in Section 8.1, this Merger Agreement forthwith will become void and there will be no liability or obligation on the part of Parent, Acquisition Corp. or the Company or their respective officers, directors or stockholders, except to the extent that such termination results from the willful breach by a party to this Merger Agreement of any of its representations, warranties, covenants or agreements set forth herein.

     SECTION 8.3  Amendment; Extension; Waiver.

     (a) This Merger Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of the Merger Agreement by the stockholders of the Company. After any such approval, however, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     (b) At any time prior to the Effective Time the parties, to the extent legally allowed, (i) may extend the time for the performance of any obligation of the other parties, (ii) may waive any inaccuracy in the representations and warranties contained in this Merger Agreement or in any document delivered pursuant hereto and (iii) may waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1 Effect of Action or Knowledge of Parent or Parent Nominees. Notwithstanding anything to the contrary contained in this Merger Agreement, for purposes of this Merger Agreement (including, without limitation, Sections 7.2(a) and 8.1(b)):

     (a) no representation or warranty of the Company contained in this Merger Agreement shall be deemed to be untrue, incorrect or breached if (A) the failure of the representation or warranty to be true or correct, or the breach of the representation or warranty, results from any act or omission of (1) Parent, (2) any person or persons acting at the request or direction of Parent, or (3) any one or more officer(s), director(s), employee(s) or representative(s) of Parent or its Affiliates (including, without limitation, any one or more member(s) of the Board of Directors of the Company other than the members of the Special Committee) (each such officer, director, employee and representative referred to in this clause (3) being referred to in this Merger Agreement as a "Parent Nominee"); or (B) any facts or circumstances that constitute or give rise to the untruth or inaccuracy in (or breach of) the representation or warranty were known to Parent or any Parent Nominee at the time such representation or warranty was made by the Company, and

     (b) the Company shall not be deemed to have breached any of its covenants or agreements contained in this Merger Agreement if (A) the breach of the covenant or agreement results from any act or omission of (1) Parent, (2) any person or persons acting at the request or direction of Parent, or (3) any one or more Parent Nominee(s); or (B) any facts or circumstances that constitute or give rise to such breach were known to Parent or any Parent Nominee at the time of or prior to the occurrence of such breach and if, after Parent shall have become aware of such facts and circumstances, Parent shall have failed promptly to advise the Special Committee in writing of such facts or circumstances.

For purposes of this Section 9.1, Parent shall be deemed to have knowledge of a fact or circumstance or act or omission if such fact or circumstance or act or omission was formally considered at a meeting of the Board of Directors of the Company at which any Parent Nominee was present throughout such consideration or included in any written materials provided to any such Parent Nominee.

     SECTION 9.2 Approval by Special Committee. To the extent permitted by applicable law, (1) the approval of a majority of the members of the Special Committee shall be required to authorize each of the following actions (and none of such actions shall be valid unless approved by a majority of the members of the Special Committee): (i) any termination of this Merger Agreement by the Company, (ii) any agreement by the Company to amend this Merger Agreement, (iii) any extension of time for the performance of any of the obligations or other acts of Parent or Acquisition Corp., and (iv) any waiver of compliance with or any waiver of any breach of any of the representations, warranties, covenants or conditions contained in this Merger Agreement for the benefit of the Company; and (2) the authorization of any such action by a majority of the Special Committee shall constitute the authorization of such action by the Board of Directors of the Company, and no other action on the part of the Company or any other director of the Company shall be required to authorize such action.

     SECTION 9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Merger Agreement (or the exhibits and schedules hereto) or in any instrument delivered pursuant to this Merger Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.2, 2.3, 6.5, 6.9 and 6.10.

     SECTION 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt, if delivered personally or telecopied (and confirmed) or (b) two business days after being mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Acquisition Corp., to

          BAMS Acquisition Corporation
          c/o BankAmerica Corporation
          101 South Tryon Street
          NC1-002-29-01
          Charlotte, NC 28255
          Attention: General Counsel
          Telephone: (704) 386-1621
          Telecopy: (704) 386-1670

          with copies to

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Attention: Rodney R. Peck, Esq.
          Telephone: (415) 983-1000
          Telecopy: (415) 983-1200

     (b)  if to Parent, to

          BankAmerica Corporation
          101 South Tryon Street
          NC1-002-29-01
          Charlotte, NC 28255
          Attention: General Counsel
          Telephone: (704) 386-1621
          Telecopy: (704) 386-1670

          with copies to

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Attention: Rodney R. Peck, Esq.
          Telephone: (415) 983-1000
          Telecopy: (415) 983-1200

          and

     (c)  if to the Company, to

          BA Merchant Services, Inc.
          One South Van Ness Avenue, 5th Floor
          San Francisco, CA  94103
          Attention: General Counsel
          Telephone: (415) 241-8235
          Telecopy: (415) 241-4198

          with copies to

          Mr. Donald R. Dixon
          Trident Capital, Inc.
          2480 Sand Hill Road, Suite 100
          Menlo Park, CA  94025
          Telephone: (650) 233-4301
          Telecopy: (650) 233-4333

          Mr. William E. Fisher
          Transaction Systems Architects, Inc.
          224 South 108th Avenue
          Omaha, NE  68154
          Telephone: (402) 390-7688
          Telecopy: (402) 390-8077

          Mr. Hatim Tyabji
          28130 Story Hill Lane
          Los Altos Hills, CA 94022
          Telephone: (650) 949-0212
          Telecopy: (650) 949-5887

          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA  94306-2155
          Attention: Lee Benton, Esq.
          Telephone: (650) 843-5000
          Telecopy: (650) 857-0663

     SECTION 9.5 Headings. When a reference is made in this Merger Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section of, or a Schedule or Exhibit to, this Merger Agreement unless otherwise indicated. The headings contained in this Merger Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Merger Agreement.

     SECTION 9.6 Entire Agreement; No Third Party Beneficiaries. This Merger Agreement (including the documents, exhibits and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as provided in Section 6.9, are not intended to confer upon any person other than the parties any right or remedy hereunder.

     SECTION 9.7 Specific Performance. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties will be entitled, without bond or other security, to an injunction or injunctions to prevent breaches of the covenants or agreements contained in this Merger Agreement and to enforce specifically this Merger Agreement and the covenants and agreements contained herein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party agrees that, should any court or other competent authority hold any provision of this Merger Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

     SECTION 9.8 Assignment. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Corp. may assign, subject to the reasonable approval of the Company, any or all of its rights, interests and obligations hereunder to Parent or to any wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9.9  Certain Definitions.

          (a) "Subsidiary" means, with respect to any party, any corporation, limited liability company or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or managing member or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided, however, that
                                                     --------  --------
     BMCF Gaming, L.L.C. shall not be deemed to be a Subsidiary of the Company for purpose of this definition.

          (b) "Company Material Adverse Effect" means any material adverse effect on the financial condition, properties, assets (including intangible assets), or results of operations of the Company; provided, however, that:
                                                       --------  -------
     (i) any adverse effect arising from or relating to general business or economic conditions shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Company Material Adverse Effect"; (ii) any adverse effect relating to or affecting the payment processing services industry generally shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Company Material Adverse Effect"; (iii) any adverse effect arising from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Merger Agreement, including, without limitation, any stockholder litigation, shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Company Material Adverse Effect"; and (iv) any adverse effect arising from or relating to the taking of any action permitted or contemplated by this Merger Agreement shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Company Material Adverse Effect".

          (c) "Company Permits" means, with respect to the Company, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business.

          (d) "Affiliate" means, with respect to any party, any person (including, without limitation, any corporation, limited liability company or other organization, whether incorporated or unincorporated) that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the party specified.

          (e) Whenever the words "include", "includes" or "including" are used in this Merger Agreement they shall be deemed to be followed by the words "without limitation".

     SECTION 9.10 Counterparts. This Merger Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     SECTION 9.11 Severability. If any one or more of the provisions of this Merger Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Merger Agreement, and this Merger Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.

     SECTION 9.12 Governing Law. This Merger Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     IN WITNESS WHEREOF, Parent, Acquisition Corp. and the Company have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   BANKAMERICA CORPORATION


                                   By:  /s/ Barry L. Pyle
                                      ------------------------------------------
                                      Barry L. Pyle
                                      Executive Vice President


                                   BAMS ACQUISITION CORPORATION


                                   By:  /s/ John H. Huffstutler
                                      ------------------------------------------
                                      John H. Huffstutler
                                      President


                                   BA MERCHANT SERVICES, INC.


                                   By:  /s/ Sharif M. Bayyari
                                      ------------------------------------------
                                      Sharif M. Bayyari
                                      President and Chief Executive Officer